UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (date of earliest event reported): May 4, 2004


                             LASERSIGHT INCORPORATED
                             -----------------------
              Exact name of registrant as specified in its charter


                                    Delaware
                                    --------
                  State or other jurisdiction of incorporation



                0-19671                                 65-0273162
                -------                                 ----------
         Commission File Number                       I.R.S. Employer
                                                     Identification No.


                 6848 Stapoint Court, Winter Park, Florida 32792
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                     Address of Principal Executive offices


       Registrant's telephone number, including area code: (407) 678-9900
                                                           --------------




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Item 3.  Bankruptcy or Receivership

         On May 4, 2004, the U.S. Bankruptcy Court, Middle District of Florida, Orlando Division, issued a confirmation order of the Joint Reorganization Plan of the Registrant. The ten-day objection period expired on May 14, 2004 with no objections being filed. The Registrant has until June 30, 2004 to issue stock to creditors, renegotiate term loans and pay professional fees concerning the bankruptcy proceedings. The confirmation memorandum, the Joint Reorganization Plan as amended, the Joint Amended Disclosure Statement and the Confirmation Order are attached as Exhibits 99.8- 99.13 to this Form 8K.

         The Registrant has 27,987,141 common shares issued and 27,841,941 common shares outstanding but the Joint Reorganization Plan, as amended, provides for the cancellation of all common stock, preferred stock, outstanding warrants and stock options of the Registrant. The Registrant will be issuing 10,000,000 new common shares as follows: 1,134,000 new common shares of the Registrant to the unsecured creditors of Lasersight Technologies, Inc., 1,116,000 new common shares of the Registrant to the unsecured creditors of Lasersight, Inc., 540,000 new common shares of the Registrant to the shareholders holding the old common stock (on a 51.828 reverse split basis), 360,000 new common shares of the Registrant to the holder of the old preferred stock and 6,850,000 new common shares of the Registrant to New Industries Investment, the debtor-in-possession (DIP) lender, upon conversion of $1,000,000 of DIP financing. Rounding will be used to ensure that no fractional shares will be issued.

         A new three-year term note for approximately $2,200,000, at 9% interest, will be entered into with GE Healthcare Financial Services Holdings, a secured creditor. Principal and interest will be paid monthly. They will also be issued warrants to purchase 100,000 new common shares at $0.40 per share. A three-year note with New Industries Investment, the DIP lender, for $1,000,000 will provide for interest only payments at 9% per year, with interest payments due monthly. The principal balance is due at end of note. The note will have the ability to convert, at the holder's option, to 2,500,000 shares of new common stock of the Registrant.

         The personal property tax claims of $65,624.37 for 2002 and $54,824.41 for 2003 were agreed to be paid to Earl K. Wood, Orange County Tax Assessor, over 72 months at 12% interest, with no prepayment penalty.

         As presented in the Joint Amended Disclosure Statement, the Pro-forma December 31, 2003 balance sheet, which is contained in the Disclosure Statement of Exhibit 99.8 indicates that the Registrant has assets of $4,721,101 in value. This is after write-downs of inventory, accounts receivable, notes receivable, patents, fixed assets and other assets. The unsecured liabilities have been converted to equity.


Item 4.  Changes in Registrant's Certifying Accountant

         On May 12, 2004, the Registrant engaged Moore Stephens Lovelace, P.A. as the auditors of the Registrant. Moore Stephens Lovelace, P.A. is a Winter Park, FL based CPA firm qualified to do SEC audit engagements.


Item 5.  Other Events

         On May 12, 2004, the Board of Directors appointed Danghui ("David") Liu as President and Chief Executive Officer.

Item 6.  Resignation of Registrant's Directors

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         On May 12, 2004, the Board of Directors accepted the resignation of
Zhentian Shi as a director of the Registrant. This resignation complies with the terms of the Joint Reorganization Plan of the Registrant, as amended, which was filed with the U.S. Bankruptcy Court.

Item 7.  Financial Statements and Exhibits.

         Exhibit 99.8    Joint Amended  Disclosure Statement
         Exhibit 99.9    Confirmation Memorandum
         Exhibit 99.10   Modification to Joint Amended Plan of Reorganization
         Exhibit 99.11   Second Modification to Joint Amended Plan of
                         Reorganization
         Exhibit 99.12   Order Confirming Plan
         Exhibit 99.13    Joint Amended Plan of Reorganization





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                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             LASERSIGHT INCORPORATED


Date:  May 20, 2004                 By:   /s/ Danghui ("David") Liu
                                          --------------------------
                                          Danghui ("David") Liu
                                          President and Chief Executive Officer



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